Exhibit 99.1

Confidential – Contains Material Non-Public Information

Luby’s, Inc. Signs Agreement to Sell the Fuddruckers Franchise Business to Affiliate of Nicholas Perkins

Part of Execution of Company’s Monetization Plan

HOUSTON, TX – June 17, 2021 – Luby’s, Inc. (“Luby’s” or the “Company”) (NYSE: LUB), today announced the Company has entered into an agreement to sell the Fuddruckers franchise business operations to a newly formed affiliate of Nicholas Perkins. The Company had previously sold/franchised a number of Company owned Fuddruckers restaurants to a Perkins affiliate, making him one of the largest Fuddruckers franchisees.

The purchase by the Perkins affiliate, Black Titan Franchise Systems LLC, encompasses the master ownership of the Fuddruckers brand worldwidei. The Fuddruckers brand currently has 92 locations operating in the United States, including 13 locations operated by affiliates of Mr. Perkinsii. It is currently anticipated the Fuddruckers franchise brand sale transaction could provide Luby’s, Inc. with approximately $18.5 million of value (most of which will be derived from the purchaser’s issuance of a note to Luby’s and assumption of certain liabilities). There can be no assurance that the Company will realize or receive the full value of such consideration. The Company does not currently plan to adjust the estimated liquidation value of the Company as a result of this transaction. This amount is in addition to the value the Company will realize from the sale of Company owned real estate at a number of Fuddruckers Company owned stores.

“We’re excited to be purchasing Fuddruckers and look forward to working with Fuddruckers’ many dedicated, highly capable franchisees to further build this brand,” said Mr. Perkins, CEO of Black Titan Franchise Systems. “As a Fuddruckers franchisee, I have a vested interest in ensuring that all Fuddruckers franchisees have the resources, infrastructure, and operational and marketing support they need to maximize their return on investment. This strategic alignment, when combined with the fact that we sell the ‘World’s Greatest Hamburgers’™, will ensure the long-term success of the brand and our franchisees.”

The sale of the Fuddruckers franchise operations is another step in the execution of the previously announced plan of Luby’s to sell its assets, pay its liabilities, and return the remaining cash to shareholders under a formal plan of liquidation and dissolution approved by its shareholders on November 17, 2020. The Company and its financial advisor ran a robust sales process for the Fuddruckers franchise business, contacting over 150 entities before accepting the best offer, which came from the Perkins group. The Special Committee of the Board of the Company is being advised by Gibson, Dunn & Crutcher LLP on legal matters and Brookwood Associates on financial matters. The Company is also being advised by Sidley Austin LLP on legal transaction matters. The purchaser is being advised by Gebhardt & Smith LLP on legal matters and Intyllus Advisors LLC on financial matters.

[i]	Excludes the Middle East, Africa, and Asia.
ii	The Company has completed the transfer of all 13 of those locations. The Company is also in advanced negotiations to franchise a 14th Company owned location to the Perkins affiliates, which is expected to close within 60 days (although no assurance can be given that this 14th location transaction will close) as well as establishing a 15th new location with the Perkins affiliates.

Confidential – Contains Material Non-Public Information

The agreement between Luby’s and the purchaser is subject to normal and customary conditions for transactions of this nature. The transaction is not subject to a financing contingency. The parties currently anticipate the transaction will close within the next ninety days.

Update on Previously Announced Sale of Fuddruckers Locations

Luby’s, Inc. has now also completed the transfer of operations for all five additional Company owned Fuddruckers locations to affiliates of Black Titan Holdings, LLC at Tempe, AZ, Kansas City, KS, St. Louis, MO, MacGregor, Houston, TX, and Creekside, Tomball, TX. Luby’s is also in advanced discussions to complete a sale/franchise of an additional, 14th, Fuddruckers Company owned store to Black Titan, who will continue to run that store as a Fuddruckers franchise.

Following all these transactions, Luby’s, Inc. will have only five remaining stand-alone Company owned Fuddruckers stores operating as well as four combo Fuddruckers operating with Luby’s Cafeterias.

About Luby’s

Luby’s, Inc. (NYSE: LUB) previously announced its plan of liquidation and dissolution, which was approved by its shareholders on November 17, 2020. Besides today’s announcement of the agreement to sell the Fuddruckers business, Luby’s is actively seeking buyers for its Luby’s Cafeterias restaurant business segment and Luby's Culinary Contract Services business segment, which provides food service management to sites consisting of healthcare facilities, corporate dining locations, sports stadiums, as well as sales of certain frozen Luby’s entrees through retail grocery stores. Luby’s also owns real estate assets related to its operations, for which it is also in the process of actively seeking buyers.

About Black Titan / Nicholas Perkins

Black Titan Franchise Systems LLC is a special purpose entity formed to own the Fuddruckers franchise business. The Company is affiliated with Nicholas M. Perkins and Black Titan Holdings, LLC which owns and operates 13 Fuddruckers franchises with plans to acquire two additional Fuddruckers locations. Mr. Perkins also owns and operates other food industry related companies.

Contact: Blair Walker at pr@blacktitaninvestments.com

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements regarding sales of assets, effects of the Company’s Liquidation and Dissolution Plan (the “Plan”), expected value or proceeds attributable to the sale of assets, and expected proceeds to be distributed to stockholders or the timing thereof.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the effects of the COVID-19 pandemic; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q, including information regarding the risks, uncertainties and other factors relating the Plan, the expected net proceeds from the sale of assets, and expected proceeds to be distributed to stockholders.

Luby’s Contact:	John Garilli, Luby’s, Inc. Interim President and CEO
(617) 570-4600
Linvestors@lubys.com